Exhibit 99.1

Organicell Regenerative Medicine, Inc. Engages law firm McDermott Will & Emery

MIAMI, FL / ACCESSWIRE / August 30, 2022 / Organicell Regenerative Medicine, Inc. (OTCQB:OCEL), a clinical-stage biopharmaceutical company principally focused on the development of innovative regenerative medicine and biological therapeutics, announced today the broad-based engagement of top international law firm McDermott Will & Emery, widely considered to have the best health care practice in the nation.

Organicell, which recently closed a financing round and corporate restructure will look to McDermott to help navigate the rapidly growing and dynamic biologics industry as the company continues to scale and expand into new verticals.

McDermott is the nation’s leading health law firm and the only health practice to receive top national rankings from U.S. News – Best Lawyers “Best Law Firms,” Chambers USA, The Legal 500 US and Law360. The practice was also recognized by Chambers as “Healthcare Team of the Year” in 2022. .

Matt Sinnreich, CEO of Organicell, stated that “as our science team continues to innovate and champion groundbreaking biologic products, we are thrilled to be able to work with and lean upon the best legal minds in the health care space. We are also working with the firm to aggressively expand and protect our intellectual property portfolio.”

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB:OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and the provision of other related services. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

CEO and Founder

CNA Finance, LLC.

(503) 464-6502